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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

   Dated: February 14, 2005

                                        OBERWEIS ASSET MANAGEMENT, INC.


                                        By: /s/ Patrick B. Joyce
                                            ------------------------------------
                                                Patrick B. Joyce
                                                Executive Vice President

                                        JAMES D. OBERWEIS


                                            /s/ James D. Oberweis
                                            ------------------------------------

                                        JAMES W. OBERWEIS


                                            /s/ James W. Oberweis
                                            ------------------------------------

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